EXHIBIT 23.1.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-135389, 333-170881 and 333-170882) and Forms S-8 (Nos. 333-46680, 333-135388, 333-170883 and 333-172837) of GrafTech International Ltd. of our report dated February 23, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

February 23, 2012